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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-4) and related Prospectus of Enterprise Products Partners L.P. and Enterprise Products Operating L.P. (collectively "Enterprise") for the registration of $350,000,000 of senior notes and related exchange offer for up to $350,000,000 of senior notes and to the incorporation by reference therein of our report dated September 6, 2002, with respect to the combined financial statements of Mid-America Pipeline System and of our report dated March 6, 2002 (except for the matter described in Note 14, as to which the date is September 6, 2002) with respect to the financial statements of Seminole Pipeline Company included in Enterprise's Current Report on Form 8-K/A (Amendment No. 1) filed with the Securities and Exchange Commission on September 26, 2002.



                                                          /s/  Ernst & Young LLP

Tulsa, Oklahoma
January 22, 2003